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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated April 13, 1999 accompanying the consolidated financial statements of KAIRE HOLDINGS INCORPORATED (the "Company") on Form 10-KSB for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Berg & Company LLP

Berg & Company LLP

San Francisco, California
October 12, 1999